EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-180276 and 333-190098) on Form S-8 of Cheviot Financial Corp. of our report dated March 12, 2015 relating to the Consolidated Financial Statements and Internal Control over Financial Reporting, appearing in this Annual Report on Form 10-K of Cheviot Financial Corp. for the year ended December 31, 2014.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
March 12, 2015